UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010 (July 14, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

1.01

Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item

2.01

Completion of Acquisition or Disposition of Assets.

On July 15, 2010, we, through Inland Diversified Lake City Commons, L.L.C., a wholly owned subsidiary formed for this purpose, entered into a contract and simultaneously acquired a fee simple interest in a 66,510 square foot property located in Lake City, Florida, as described below.  We purchased this property from Lake City Commons Retail, LLC, an unaffiliated third party, for a purchase price equal to approximately $10.6 million.  We do not believe closing costs will exceed $75,000.  We funded the purchase price with proceeds from our offering.

Property Name	Date of Acquisition	Aggregate Square Feet	Approx. Purchase Price	Cap Rate (1)	% Economic Occupancy at Date of Acquisition	% Physical Occupancy at Date of Acquisition
Lake City Commons	07/15/2010	66,510	$10,557,000	7.87%	100.0%	100.0%

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s projected annual net operating income, as determined during the due diligence process, by the purchase price of the property. Net operating income includes, for these purposes, base rental income and expense reimbursements from in-place leases, reduced by operating expenses, replacement reserves and vacancy loss provisions.

The underwritten cap rate for this property is approximately 7.87%, and is a reflection of assumptions and facts applied in the due diligence process for the property. Among the items we considered in determining whether to acquire the property included, but were not limited to, the following:

•

The property is anchored by a necessity-based tenant, Publix Super Markets, Inc. (“Publix”). According to its public Securities and Exchange Commission filings, Publix had retail sales of approximately $24.3 billion for the year ended December 27, 2009 and owned over 1,000 supermarkets, with over 700 locations in the State of Florida, at the end of 2009. We believe that grocery-anchored centers will have a greater ability to withstand the negative impact of the current economic slowdown than other property types.

•

The property is currently 100% occupied.

•

We believe the property is well situated in Florida. Lake City, which is approximately sixty miles west of Jacksonville and forty miles north of Gainesville, is the northernmost sizeable city in Florida on Interstate 75, and is located at the intersection point of Interstate 10 and Interstate 75.

Lake City Commons is 100% leased to twelve tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately fourteen years. The major tenant of the property is Publix, which pays an annual base rent of approximately $490,200. The Publix lease expires in April 2028, and Publix has seven five-year options to renew through April 2063.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2010 through 2019 at Lake City Commons, and the approximate rentable square feet represented by the applicable lease expirations.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2010	–	–	–	–
2011	1	2,343	41,026	4%
2012	–	–	–	–
2013	8	13,517	276,310	30%
2014	–	–	–	–
2015	–	–	–	–
2016	–	–	–	–
2017	–	–	–	–
2018	2	5,050	106,275	12%
2019	–	–	–	–

The table below sets forth certain historical information with respect to the occupancy rates at Lake City Commons, expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2009	100%	$13.74
2008	100%	$13.66

*The first year of occupancy was 2008.

We believe that Lake City Commons is suitable for its intended purpose and adequately covered by insurance.  We do not intend to make significant renovations or improvements. There are three competitive shopping centers located within approximately three miles of the property.

Real estate taxes and assessments paid for the fiscal year ended December 31, 2009 (the most recent tax year for which information is generally available) were approximately $122,000 at Lake City Commons. The amount of real estate taxes paid was calculated by multiplying the property’s assessed value by a tax rate of 0.022%. For federal income tax purposes, the depreciable basis in the property will be approximately $7.4 million. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of forty and twenty years, respectively.

Certain of the acquisition documents are being filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, each of which is incorporated into this Item 2.01 disclosure by reference.

Item

5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2010, our board of directors elected Ms. Heidi N. Lawton, 48, to serve as an independent director, and as a member of our audit committee.  Ms. Lawton’s biography is set forth below.  There are no arrangements or understandings between Ms. Lawton and any other persons pursuant to which she was elected as a director.  In addition, there have been no transactions, and there are no currently proposed transactions, as to which we were or are to be a party in which Ms. Lawton or any member of her immediate family, had, or will have, a direct or indirect material interest.  Ms. Lawton will receive compensation consistent with our independent director compensation arrangements.

Ms. Lawton is the managing broker and principal of Lawton Realty Group, Inc., a full service commercial real estate brokerage, development and management firm, which she founded in 1989. Ms. Lawton has over twenty years of experience acquiring, developing and managing, as well as arranging financing for, large commercial properties. Her areas of expertise include acquisitions for property development, structuring real estate investments, property conversions and implementing value add strategies. Ms. Lawton has served as an independent director of Inland Real Estate Corporation (NYSE: IRC) since 1994 and is the chairperson of its compensation committee, a member of its nominating and corporate governance committee and a member of its audit committee. Ms. Lawton received her bachelor degree from National Louis University. Ms. Lawton has been licensed as a real estate professional since 1982 and currently serves as past president of the Northern Illinois Commercial Association of Realtors.

Item 8.01

Other Events.

On July 14, 2010, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on August 1, 2010 through the close of business on August 31, 2010.  Distributions will be equal to a daily amount equal to $0.00164384 which if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share. Distributions declared during the month of August 2010 will be paid no later than September 7, 2010.

We will not use any of the net proceeds from the offering to fund these distributions. We intend to continue paying distributions for future periods in the amounts and at times as determined by our board. We anticipate that some or all of the monies needed to fund the distributions declared and payable for August will be funded from capital contributions that our sponsor, Inland Real Estate Investment Corporation, has advised us that it intends to fund if needed. Our sponsor has not received, and will not receive, any additional shares of our common stock for making any of these contributions. Our sponsor previously invested $200,000 at the time of our formation. We will not use any of this initial $200,000 contribution to fund distributions. There is no assurance that our sponsor will continue to contribute monies to fund future distributions.

Item

9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The required financial statements for Lake City Commons will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Report is required to be filed.

(b)

Pro forma financial information.

The required pro forma financial information for Lake City Commons will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Report is required to be filed.

(d)

Exhibits.

Exhibit No.	Description
10.1

Agreement for Sale and Purchase, dated as of April 29, 2010, by and between Lake City Commons Retail, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of May 14, 2010, the Second Amendment, dated as May 18, 2010, the Third Amendment, dated as of May 20, 2010, and the Fourth Amendment, dated as of May 20, 2010, the Fifth Amendment dated June 18, 2010, the Sixth Amendment, dated June 25, 2010, the Seventh Amendment dated June 29, 2010, and the Eighth Amendment, dated July 1, 2010

10.2	Assignment and Assumption of Purchase and Sale Contract, dated as of July 15, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Lake City Commons, L.L.C.

10.3	Assignment and Assumption of Leases and Security Deposits, dated as of July 15, 2010, by and between Lake Commons Retail, LLC and Inland Diversified Lake City Commons, L.L.C.

10.4	Kazbor’s Lease Escrow Agreement, dated as of July 15, 2010, by and among Lake City Commons Retail, LLC, Inland Diversified Lake City Commons, L.L.C. and Chicago Title and Trust Company

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	July 16, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Agreement for Sale and Purchase, dated as of April 29, 2010, by and between Lake City Commons Retail, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of May 14, 2010, the Second Amendment, dated as May 18, 2010, the Third Amendment, dated as of May 20, 2010, and the Fourth Amendment, dated as of May 20, 2010, the Fifth Amendment dated June 18, 2010, the Sixth Amendment, dated June 25, 2010, the Seventh Amendment dated June 29, 2010, and the Eighth Amendment, dated July 1, 2010

10.2	Assignment and Assumption of Purchase and Sale Contract, dated as of July 15, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Lake City Commons, L.L.C.

10.3	Assignment and Assumption of Leases and Security Deposits, dated as of July 15, 2010, by and between Lake Commons Retail, LLC and Inland Diversified Lake City Commons, L.L.C.

10.4	Kazbor’s Lease Escrow Agreement, dated as of July 15, 2010, by and among Lake City Commons Retail, LLC, Inland Diversified Lake City Commons, L.L.C. and Chicago Title and Trust Company